Exhibit 5.1
TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067
June 21, 2010
Xenonics Holdings, Inc.
3186 Lionshead Avenue
Carlsbad, California 92010-4701
Ladies and Gentlemen:
     We have acted as counsel to Xenonics Holdings, Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date of this opinion letter, and including a prospectus that forms a part of the Registration Statement (the “Prospectus”), covering the offering for resale of up to 1,325,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), comprised of 700,000 issued and outstanding shares (the “Issued Shares”) of Common Stock and 625,000 shares (the “Warrant Shares”) of Common Stock that are issuable upon the exercise of outstanding warrants (the “Warrants”) held by the selling stockholders named in the Registration Statement. This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
     In connection with this opinion letter, we have examined and relied upon originals or copies of: (1) the Registration Statement, including the Prospectus; (2) the Company’s Restated Articles of Incorporation, as amended to date; (3) the Company’s Bylaws, as amended to date; (4) the six Warrants that will be filed as exhibits to the Registration Statement; (5) an Extension Agreement dated April 28, 2010 between the Company and Netgain Financial, Inc.; (6) resolutions of the Company’s Board of Directors pertaining to the Registration Statement, the Issued Shares, the Warrant Shares, and related matters; and (7) such other documents, corporate records, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.
     With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement and the Warrants to be filed by the Company with the Commission will be identical to the forms of the documents that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) and in the documents that are incorporated by reference into the Registration Statement are accurate and complete; (4) the Company will issue the Warrant Shares in accordance with the terms and conditions of the Warrants; (5) the Company will at all times remain duly organized, validly existing, and in good standing under the laws of the State of Nevada; (6) the Company will at all times reserve a sufficient number of shares of its unissued Common Stock as is necessary to provide for the issuance of the Warrant Shares; (7) in connection with each issuance of the Warrant Shares, the Company will duly execute and deliver stock certificates in the form filed by the Company as an exhibit to the Registration Statement or, with respect to any Warrant Shares issued on an

Xenonics Holdings, Inc.
June 21, 2010

uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; and (8) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.
     The law covered by our opinion expressed below is limited to the internal corporate laws of the State of Nevada. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction. Although we are not admitted to practice law in the State of Nevada, we have made such inquiries as we consider necessary to render the opinion expressed below to the extent that it involves the laws of Nevada.
     We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated below with respect to the Issued Shares and the Warrant Shares.
     Based upon and subject to the foregoing, we are of the opinion that (1) the Issued Shares are validly issued, fully paid, and non-assessable, and (2) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid, and non-assessable.
     This opinion letter is rendered to you solely in connection with the transactions contemplated by the Registration Statement and may not be relied upon for any other purpose. We consent to the filing with the Commission of this opinion letter as Exhibit 5.1 to the Registration Statement and further consent to the reference made to us in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ TroyGould PC

TROYGOULD PC